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                                                                   Exhibit 10.53

                               FIRST AMENDMENT TO
                                SUPPLY AGREEMENT

         This First Amendment to Supply Agreement (the "Amendment") is made as of this day of March 31, 2003, by and between Sonus Pharmaceuticals, Inc., a Delaware corporation ("Sonus"), and Indena SpA, a company organized and existing under the laws of Italy ("Indena").

                                    RECITALS:

         A. Indena and Sonus are parties to that certain Supply Agreement dated January 22, 2002 (the "Agreement"), pursuant to which Indena has agreed to supply Sonus with medical grade paclitaxel.

         B. The Agreement sets forth the date on which Indena will begin regular supplies of the Product.

         C. Pursuant to Section 5.3 of the Agreement, Sonus and Indena desire to revise the date for the beginning of regular supplies of the Product.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. INITIAL SUPPLIES. Section 3 of the Agreement is hereby amended and restated to read in full as follows:

                  "3.1     Until such time as Supplier begins the Further
Supplies in accordance with Section 4, Supplier undertakes to supply and Purchaser undertakes to purchase up to 2000 grams of Product per calendar year, prorated for any portion of a year, to be used by Purchaser to manufacture the Finished Product (the "Initial Supplies"). Notwithstanding the foregoing, in the event that Purchaser's clinical trials require additional Product, upon thirty
(30) days advance written notice, Supplier undertakes to increase the Initial Supplies and supply such additional Product as Purchaser may request, provided, that if the aggregate amounts requested exceed 1,000 grams during any calendar quarter, Supplier shall use commercial reasonable efforts to supply such excess amounts, but shall not be obligated to fulfill such requests with respect to such excess.

                  3.2 Orders for each lot of Initial Supplies shall be placed with Supplier at least 90 days before the requested date of supply."

         2. REGULAR SUPPLIES. Section 4 of the Agreement is hereby amended and restated to read in full as follows:

                  "Regular supplies of Product (the "Further Supplies") shall begin within thirty (30) days after the date on which Sonus receives unconditional FDA Approval, or such other date as the parties may agree in writing, as provided in Section 5 of the Agreement."

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         3.       FORECASTS AND ORDERS.

                  3.1 The first paragraph of Section 5.1 of the Agreement is hereby amended and restated to read in full as follows:

                  "5.1     Promptly following receipt of unconditional FDA
Approval, Purchaser shall submit to Supplier an estimated forecast of the quantities of Product that Purchaser expects to order during the remainder of the calendar year in which unconditional FDA Approval was obtained (the "Partial Year"). By October 31 of each year during the term hereof, starting with the year in which unconditional FDA Approval is obtained, Purchaser shall submit to Supplier an estimated rolling forecast of the quantities of Product that Purchaser expects to order during the two following years, provided, that if unconditional FDA Approval is obtained after October 31 of such year, the estimated rolling forecast shall be delivered as soon as practicable following unconditional FDA Approval, but in no event later than thirty days following unconditional FDA Approval. The forecast for the Partial Year shall be binding and considered a firm purchase commitment.

                  3.2 Section 5.2 of the Agreement is hereby amended and restated to read in full as follows:

                  "5.2     By no later than two weeks following submission by
Purchaser of a firm purchase order for Product, Supplier will confirm in writing to Purchaser the receipt and acceptance of such firm order. Failure to confirm such firm order in writing within such time period or full or partial shipment of any such order shall be deemed acceptance of such firm order in full."

                  3.3 Section 5.3 of the Agreement is hereby amended and restated to read in full as follows:

                  "In the event that the parties agree on a date other than a date within thirty (30) days following FDA Approval for the beginning of regular supplies, the dates set out in the preceding Sections may be revised by mutual agreement."

         4. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

         5. ENTIRE AGREEMENT. The Agreement, as amended by this Amendment, constitutes the full and complete agreement between the parties hereto regarding the subject matter of the Agreement and shall supersede all prior understanding or agreements, if any, whether written or oral, concerning the subject matter of the Agreement, as amended.

         6. FORCE AND EFFECT. Except as modified by this Amendment, the terms and provisions of the Agreement are hereby ratified and confirmed and are and shall remain in full force and effect.

         7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which together shall constitute one instrument.

         8. EXECUTION. This Amendment may be executed by facsimile signatures and such signature will be deemed binding for all purposes of this Amendment, without delivery of an original signature being required.

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                SONUS PHARMACEUTICALS, INC.

                                By: /s/ Michael A. Martino
                                    --------------------------------------
                                Name: Michael A. Martino
                                Title: President and Chief Executive Officer

                                INDENA, SpA

                                By: /s/ G.P. Forni
                                        ------------------------------------
                                Name:   G.P. Forni
                                Title:  Sr. Vice President Mktg and Business
                                Development

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